Exhibit 10.3
LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of January, 2009, by and between Steel Partners LLC, a Delaware limited liability company, having an address at 590 Madison Avenue, 32nd Floor, New York, NY 10022 (“Licensor”) and Steel Partners Holdings L.P., a Delaware limited partnership, having an address at 590 Madison Avenue, 32nd Floor, New York, NY 10022 (“Licensee”).

Whereas, Licensor’s Trademarks (as defined below) are famous and valuable, and are associated with substantial goodwill in connection with management and other services; and

Whereas, Licensee recognizes the fame, value of, and goodwill associated with the Trademarks and that all rights to the Trademarks, and the goodwill associated therewith, belong exclusively to Licensor; and

Whereas, Licensee desires to obtain a license to use the Trademarks as service marks in connection with the provision of the Services throughout the world (the “Territory”); and

Whereas, Licensor is prepared to grant such a license to Licensee subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of these premises and the mutual covenants herein expressed, and for other good consideration, which the parties hereby acknowledge, the parties hereby agree as follows.

ARTICLE 1.  DEFINITIONS

1.1           Management Agreement means that certain Management Agreement dated as of January 1, 2009 between Licensor, as Manager, and Licensee (defined therein as the “Partnership”) as the same may be amended or restated.

1.2           Materials means any advertising, marketing and/or promotional materials or any other forms of identification affixed to or used in connection with Licensee’s business (the “Services”) that bear any of the Trademarks.

1.3           Term means the duration of this Agreement, as set forth in Paragraph 3.1.

1.4           Trademarks means the trademarks set forth in Exhibit A attached hereto together with any derivatives thereof as may be agreed upon from time to time by the parties.

ARTICLE 2.  GRANT

2.1           License.  Subject to all of the obligations and conditions contained in this Agreement, Licensor hereby grants to Licensee a royalty-free, non-exclusive non-assignable license during the Term to use the Trademarks in connection with (i) Licensee’s partnership and subsidiaries’ names and (ii) the provision of Services anywhere in the Territory.  Such use may include the use of any of the Trademarks on Materials and/or as domain names or part of domain names used by Licensee in connection with the Services.

ARTICLE 3.  TERM OF THE AGREEMENT

3.1           Term.  The term of this Agreement (the “Term”) shall commence effective as of the date hereof and, unless sooner terminated in accordance with the provisions of this Agreement, shall run concurrently with the term of the Management Agreement (and shall expire automatically upon the expiration of the term of the Management Agreement or the termination of the Management Agreement, as the case may be).

ARTICLE 4.  APPROVALS

4.1           Approvals.  All submissions for approval by Licensee hereunder shall be deemed approved unless Licensor delivers a notice of disapproval within twenty (20) days after receipt of such request from Licensee. Licensor will endeavor to provide an explanation for its disapprovals, but its failure to do so will not affect the finality of its determination.

ARTICLE 5.  QUALITY CONTROL

5.1           Overall Commitment to Quality.  Licensee shall maintain the distinctiveness of the Trademarks and all use of the Trademark in connection with the Services shall be consistent with the image and high quality of the Trademarks (“Quality”).

5.2           Samples of Materials.  Upon Licensor’s request, Licensee shall submit samples of Materials bearing any of the Trademarks to Licensor for Licensor’s review. All Materials shall be at least equal in Quality to any samples reviewed by Licensor hereunder.

5.3           Non-Conforming Materials.  If any Materials or any other use of any of the Trademarks by Licensee is, in the reasonable discretion of Licensor, not in accordance with the previously approved Quality, or is otherwise not acceptable to Licensor in its reasonable discretion, Licensor may so notify Licensee, and Licensee shall promptly change such materials to conform with Licensor’s instructions.

5.4           Withdrawal of Approval.  If at any time any Materials or any other use of any of the Trademarks by Licensee ceases to be acceptable to Licensor, Licensor shall have the right in the exercise of its reasonable discretion to withdraw its approval of such materials and/or use of such Trademark by Licensee upon reasonable notice to Licensee. Upon withdrawal of approval, Licensee shall promptly cease such use.

5.5           Compliance with Applicable Laws – Generally.  All use of the Trademarks by Licensee hereunder shall be in accordance with all applicable laws, rules and regulations in the Territory, and in such a manner as will not tend to mislead or deceive the public or damage the reputation of the Trademarks.

ARTICLE 6.  PUBLIC ANNOUNCEMENTS

6.1           Public Announcements.  Licensee’s press releases and other public announcements related to Licensee’s use of the Trademarks hereunder are subject to approval by Licensor.  In this regard, Licensee shall, upon Licensor’s request, submit such press releases and public announcements to Licensor for Licensor’s reasonable approval. Licensee shall cease the dissemination of any press releases or other public announcements that have been disapproved by Licensor.

ARTICLE 7.  TRADEMARKS

7.1           Rights to the Trademark.  Licensee acknowledges the great value of the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all the rights therein, and goodwill attached thereto, belong exclusively to Licensor.

7.2           Protecting the Trademarks.  Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to the Trademarks.

7.3           Compliance with Notice and Other Requirements.  Licensee shall use the Trademarks strictly in compliance with all applicable legal requirements.  Whenever the Trademarks are used by Licensee in any Materials or otherwise in written materials associated with the Services, they shall be followed, in the case of a registered trademark by the registration symbol, i.e., ® and in the case of all other trademarks by the symbol ™ or SM, or other appropriate symbols of similar import acceptable to Licensor or required by applicable law.

7.4           Use of Trademarks on Invoices, etc.  Upon Licensor’s request, Licensee shall submit to Licensor for prior approval, the proposed use of the Trademarks on invoices, business cards, order forms, stationery and related materials and in advertising in telephone and other directory listings.

ARTICLE 8.  INSOLVENCY

8.1           Effect of Proceeding in Bankruptcy, etc.  If either party institutes for its protection or is made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, or if either party is placed in receivership or makes an assignment for benefit of creditors or is unable to meet its debts in the regular course of business, the other party may elect to terminate this Agreement immediately by written notice to the other party without prejudice to any right or remedy the terminating party may have, including, but not limited to, damages for breach.

8.2           Rights Personal.  The license and rights granted hereunder are personal to Licensee.  No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of Licensee’s assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Trademarks if this Agreement is terminated pursuant to Paragraph 9.1, except as may be required by law.

ARTICLE 9.  EXPIRATION AND TERMINATION

9.1           Termination.  If Licensee breaches any of its material obligations under this Agreement, Licensor shall have the right to terminate this Agreement by giving Licensee a notice of intention to terminate. Termination shall become effective automatically and without further notice unless Licensee completely cures such breach within sixty (60) days after receipt of such notice.

9.2           Effect of Expiration or Termination.  Upon expiration of the Term or termination of this Agreement for any reason whatsoever:

a.
Reversion of Rights.  All of the rights of Licensee under this Agreement shall terminate and immediately revert to Licensor. Licensee, except as specified below, shall immediately discontinue use of the Trademarks, whether in connection with the Services or otherwise, and shall not resume the use thereof or adopt any colorable imitation of any of the Trademarks or any of their components or designs incorporated therein or material parts thereof.

b.
Materials.  At Licensor’s option, Licensee shall (i) promptly destroy, or (ii) convey to Licensor (at a price equal to Licensee’s book value thereof) and free of all liens and encumbrances, all Materials and any plates, engravings, computer tapes, computer disks, hard drives and all other computer files used exclusively by Licensee to make or reproduce the Trademarks in Licensee’s possession or control, and all items affixed with likenesses or reproductions of the Trademarks in Licensee’s possession or control.

ARTICLE 10.  NOTICES

10.1           Manner of Notice.  Any notice, request for approval, communication or legal service of process required or arising out of or under this Agreement will be effective only when personally delivered in writing, or on the date when the notice, request, service or communication is transmitted confirmed by electronic facsimile (with a second confirmation copy to be sent by mail) or the day after the notice, service or communication is sent by overnight air courier service (e.g., FedEx Courier); or five (5) days after the date of mailing by first class registered mail.  All notices will be sent to the parties at the addresses listed below or to such other persons and addresses as may be designated in writing by the parties to each other.  The date a notice will be deemed to be transmitted, sent by overnight air courier or mailed will be the date at the notifying party’s place of business at the time of transmission, sending or mailing.

To Licensor:	Steel Partners LLC
590 Madison Avenue, 32nd Floor
New York, NY 10022
Attention: Warren Lichtenstein
Telephone: 212-520-2300
Facsimile: 212-520-2331

To Licensee:	Steel Partners Holdings L.P.
590 Madison Avenue, 32nd Floor
New York, NY 10022
Attention: Warren Lichtenstein
Telephone: 212-520-2300
Facsimile: 212-520-2331

ARTICLE 11.  MISCELLANEOUS

11.1           Benefit.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to their permitted successors and assigns.

11.2           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended or modified, except in a writing signed by both parties hereto.

11.3           Non-Waiver.  The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, will in no way operate as a waiver thereof, nor will any single or partial exercise preclude any other right or option herein; and no waiver whatsoever will be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

11.4           No Assignment Without Consent.  The license and rights granted to Licensee hereunder are personal in nature, and Licensee may not sell, transfer, lease, sublicense or assign this Agreement or its rights or interest hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of Licensor, which consent shall not be unreasonably withheld, except that Licensee shall have the right, upon written notice to Licensor, to assign this Agreement to a corporation, subsidiary or affiliate under the same direction and control as Licensee; provided, however, that in such event Licensee unconditionally guarantees the performance and obligations of such corporation, subsidiary or affiliate under this Agreement.

11.5           Severability.  If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is not deemed illegal, invalid or unenforceable in part shall continue in full force and effect.

11.6           Governing Law.  This Agreement has been negotiated, prepared, executed and delivered in several jurisdictions, including the State of New York, United States of America.  Accordingly, in order to establish with certainty that this Agreement will be governed by one body of well-developed commercial law, the parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law.

11.7           Jurisdiction.  The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding will be effective if in writing and issued as provided in Paragraph 11.1 hereof.

11.8           Headings.  The headings of the Articles and Paragraphs of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

11.9           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

STEEL PARTNERS LLC			STEEL PARTNERS HOLDINGS L.P.

By:	/s/ Sanford Antignas		By:	Steel Partners II GP LLC, General Partner
	Name:	Sanford Antignas
	Title:	Chief Operating Officer
			By:	/s/ Sanford Antignas
				Name:	Sanford Antignas
				Title:	Chief Operating Officer